Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the registration statement (No. 333-74163) on Form S-3 and registration statements (No. 333-49912, 33-24415, 33-62541, 333-64661, 333-30528 and 333-105033) on Form S-8 of Sigma-Aldrich Corporation and to the incorporation by reference therein of our report dated May 12, 2005, with respect to the combined financial statements of the JRH Group for the year ended June 30, 2004, included in its Form 8-K dated May 13, 2005.

/s/ Ernst & Young

Melbourne, Australia

May 12, 2005